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                                                                    Exhibit 23.1


                               DAVIDSON & COMPANY
                              Chartered Accountants
                        Suite 1200, 609 Granville Street
                   Vancouver, British Columbia, Canada V7Y 1G6



The Board of Directors
Thor Ventures Corp.
Suite 1818, 1177 West Hastings Street
Vancouver, B.C., Canada V6E 2K3

         RE:  CONSENT TO USE OUR AUDITED FINANCIAL STATEMENTS AS
              AN EXHIBIT TO THOR VENTURES CORP, FORM S-8
              REGISTRATION STATEMENT


Dear Directors:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, date February 16, 2000 on the financial statements of Thor Ventures Corp, a Florida corporation (the "Company") for the year ended December 31, 1999 and 1998. The audited financial statements were included in the Registration Statement on Form 10-SB of Thor Ventures Corp. filed on March 20, 2000.

Yours truly,

/s/ Davidson & Company

Davidson & Company


                                      C-8